EXHIBIT 10.3

Mindspeed Technologies, Inc. has entered into an agreement with each of the following persons, which is substantially identical to the form of Employment Agreement filed as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2009:

Abdelnaser Adas

Stephen N. Ananias

Allison K. Musetich

Brandi R. Steege

Preetinder S. Virk